UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AMERISAFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas (State of Incorporation or Organization)	75-2069407 (I.R.S. Employer Identification No.)

2301 Highway 190 West DeRidder, Louisiana (Address of Principal Executive Offices)	70634 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: No. 333-127133
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	N/A
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the common stock, par value $0.01 per share, of AMERISAFE, Inc. (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” set forth in the Prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-127133), originally filed with the Securities and Exchange Commission on August 3, 2005 and as subsequently amended, and is hereby incorporated herein by reference.
Item 2. Exhibits.
     The documents listed below are filed as exhibits to this Registration Statement.

Exhibit
No.	Description of Exhibit
3.1	Form of Restated Articles of Incorporation of the Registrant*
3.2	Form of Restated Bylaws of the Registrant*

*	Incorporated by reference to the identically numbered exhibit in the Registration Statement (File No. 333-127133)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERISAFE, INC.
	By:	/s/ C. Allen Bradley, Jr.
C. Allen Bradley, Jr.
Date: September 9, 2005		President and Chief Executive Officer